Exhibit 10.1
THIRD AMENDMENT
TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIRD AMENDMENT, dated as of November 15, 2019 (this "Amendment"), to the Second Amended and Restated Credit Agreement, dated as of July 31, 2019, as amended, restated, supplemented or otherwise modified from time to time (as so amended, the "Credit Agreement"), by and among CELADON GROUP, INC., a Delaware corporation (the “Borrower”), the Guarantors (as defined therein), the lenders from time to time party thereto (the “Lenders”), and BLUE TORCH FINANCE, LLC (“Blue Torch”), in its capacity as administrative agent for the Lenders (in such capacities, the “Administrative Agent”).
WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Required Lenders wish to amend certain terms and provisions of the Credit Agreement as hereafter set forth.
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:
1.          Definitions.  All terms used herein that are defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
2.          Amendments.
(a)          New Definitions.  Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:
""Required Revolving Loan Availability Amount" means $0; provided, that, on January 1, 2020 the Required Revolving Loan Availability Amount shall equal $150,000 and shall increase by an additional $150,000 on each Wednesday thereafter until such time as the Required Revolving Loan Availability Amount equals $1,500,000."
""Specified Sale and Leaseback Transaction" means the sale and leaseback transaction entered into by and among certain of the Loan Parties and a third party with respect to approximately 1,300 trailers and vehicles, in each case, consistent with the proposal provided by the Borrower to the Administrative Agent in writing on or prior to the Third Amendment Effective Date."
""Third Amendment" means the Third Amendment to Second Amended and Restated Credit Agreement, dated as of November 15, 2019, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto."
""Third Amendment Effective Date" has the meaning specified therefor in Section 5 of the Third Amendment."
(b)          Applicable Margin.  The definition of "Applicable Margin" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"“Applicable Margin” shall mean, as of any date, with respect to (a) the Eurodollar Rate Loans, (i) from and after the Closing Date through and including November 14, 2019, 10.25% per annum, (ii) from and after November 15, 2019 through and including February 29, 2020, 12.25% per annum and (iii) thereafter, 10.25% per annum, and (b) with respect to the Base Rate Loans, (i) from and after the Closing Date through and including November 14, 2019, 9.25% per annum, (ii) from and after November 15, 2019 through and including February 29, 2020, 11.25% per annum and (iii) thereafter, 9.25% per annum."
(c)          Mandatory Prepayment.  Section 2.5(c)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"(ii)          Immediately upon any Disposition (excluding Dispositions which qualify as Permitted Dispositions under clauses (b), (c), (d), (f), (g), (h), (i), (j), (k), (l), (m) or (o) of the definition of Permitted Disposition) by any Loan Party or its Subsidiaries, the Borrower shall prepay the outstanding principal amount of the Loans in accordance with Section 2.5(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with (A) a Disposition of Term Priority Collateral and (B) a Disposition of ABL Priority Collateral (other than to the extent any such proceeds of ABL Priority Collateral are required to be applied to the ABL Obligations pursuant to the terms of the ABL Agreement and are so applied); provided, that, notwithstanding the foregoing, with respect to the Net Cash Proceeds received by any Loan Party or its Subsidiaries solely in connection with the Specified Sale and Leaseback Transaction, so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower (A) shall prepay the outstanding principal amount of the Loans in accordance with Section 2.5(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in an amount up to $10,000,000 and (ii) shall be permitted to retain any such Net Cash Proceeds in excess of $10,000,000.  Nothing contained in this Section 2.5(c)(ii) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.4."
(d)          Article VI (Financial Covenants).  Article VI of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"FINANCIAL COVENANTS
The Borrower covenants and agrees that so long as any Obligation remains unpaid or outstanding:
Section 6.1.          Lease Adjusted Leverage Ratio.  The Borrower will maintain a Lease Adjusted Leverage Ratio of not greater than the ratio set forth opposite the applicable Fiscal Quarter (or month in the case of February 29, 2020) in the table below (in each case for the period then ending and using the measurement method for Consolidated EBITDAR indicated in in the table below):

Fiscal Quarter	Lease Adjusted Leverage Ratio	Measurement Method
February 29, 2020 March 31, 2020 June 30, 2020 September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 December 31, 2021 March 31, 2022 June 30, 2022	10.00 to 1.00 9.75 to 1.00 9.00 to 1.00 7.25 to 1.00 6.50 to 1.00 6.25 to 1.00 6.00 to 1.00 5.50 to 1.00 5.00 to 1.00 4.75 to1.00 4.50 to 1.00

Consolidated EBITDAR for the 5-month period then ending x 12/5

Consolidated EBITDAR for the three Fiscal Quarters then ending x 4/3

Consolidated EBITDAR for the four Fiscal Quarters then ending (and to be used hereafter)

Section 6.2.          Capital Expenditures.  The Borrower and its Subsidiaries will not permit Consolidated Net Capital Expenditures to exceed the amounts set forth in the table below for the periods set forth in the table below opposite such amounts (for any such period, the “Capital Expenditure Limitation”):
Period	Capital Expenditures
Fiscal Year ended June 30, 2020	$299,000,000
Fiscal Year ended June 30, 2021	$87,000,000
Fiscal Year ended June 30, 2022	$50,000,000

provided, that so long as no Default or Event of Default has occurred and is continuing or would result therefrom, to the extent the Borrower and its Subsidiaries do not expend the entire Capital Expenditure Limitation in any period set forth above, the Borrower and its Subsidiaries may carry forward up to 100% of such unused amount to the immediately succeeding period set forth above (the “Carry-Over Amount”).  Consolidated Net Capital Expenditures made by the Borrower and its Subsidiaries in any period shall be deemed to reduce first, the amount set forth in the table above for such period, and then, the Carry-Over Amount.

Section 6.3.          Fixed Charge Coverage Ratio.  The Borrower and its Subsidiaries will not permit the Fixed Charge Coverage Ratio to be less than the ratio set forth opposite the applicable Fiscal Quarter (or month in the case of February 29, 2020) in the table below (in each case for the period then ending and using the measurement method for Consolidated EBITDA and Consolidated Fixed Charges indicated in in the table below):
Fiscal Quarter February 29, 2020 March 31, 2020 June 30, 2020 September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 December 31, 2021 March 31, 2022 June 30, 2022	Fixed Charge Coverage Ratio 0.50 to 1.00 0.45 to 1.00 0.55 to 1.00 0.65 to 1.00 0.70 to 1.00 0.75 to 1.00 0.75 to 1.00 0.75 to 1.00 0.75 to 1.00 0.75 to 1.00 0.75 to 1.00
Measurement Method

Consolidated EBITDA and Consolidated Fixed Charges for the 5-month period then ending x 12/5

Consolidated EBITDA and Consolidated Fixed Charges for the three Fiscal Quarters then ending x 4/3

Consolidated EBITDA and Consolidated Fixed Charges for the four Fiscal Quarters then ending (and to be used hereafter)

Section 6.4.          Minimum Liquidity.  The Borrower will not permit Liquidity to be to be less than the amount set forth opposite the applicable period in the table below at any time during the applicable period:
Period

November 15, 2019 through and including February 29, 2020

March 1, 2020 through and including March 31, 2020

Fiscal Quarter ending June 30, 2020

Fiscal Quarter ending September 30, 2020

Fiscal Quarter ending December 31, 2020

Fiscal Quarter ending March 31, 2021
Liquidity $5,000,000 $12,500,000 $12,500,000 $15,000,000 $15,000,000 $15,000,000

Fiscal Quarter ending June 30, 2021 Fiscal Quarter ending September 30, 2021 Fiscal Quarter ending December 31, 2021 Fiscal Quarter ending March 31, 2022 Fiscal Quarter ending June 30, 2022	$15,000,000 $15,000,000 $15,000,000 $15,000,000 $15,000,000
; provided, that notwithstanding the foregoing, Liquidity shall be composed of (i) Undrawn Availability that is not less than the Required Revolving Loan Availability Amount plus (ii) Qualified Cash."
(e)          Section 7.15 (Sale and Leaseback Transactions).  Section 7.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"Section 7.15          Sale and Leaseback Transactions.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transactions, except for the following:  (a) sales and short-term rentals (which rentals shall be less than 90 days for each unit) of Rolling Stock in connection with the orderly disposition and replacement of Rolling Stock in the ordinary course of business, (b) sales and leasebacks of Rolling Stock consisting of dual plated tractors used in the “Jag US” business, not to exceed 67 tractors after the Closing Date, (c) sales and leasebacks of Rolling Stock used in the “FTL” business not to exceed 60 tractors after the Closing Date, and (d) the Specified Sale and Leaseback Transaction."
3.          Reaffirmation of Security Agreement.  Each of the Loan Parties reaffirms the grant of security interests in the Collateral and the grant of the Liens pursuant to the terms of the Security Agreement to the Administrative Agent for the benefit of the Secured Parties, which grant of security interest and Liens shall continue in full force and effect during the term of Credit Agreement, as amended by this Amendment, and any renewals or extensions thereof and shall continue to secure the Obligations.
4.          Representations and Warranties.  Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:
(a)          Due Organization and Qualification.  Each Loan Party (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any jurisdiction where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Amendment and to carry out the transactions contemplated hereby.
(b)          Authorization, Etc.  As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Amendment and the Credit Agreement, as amended by this Amendment, have been duly authorized by all necessary action on the part of such Loan Party.  As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Amendment and the Credit Agreement, as amended by this Amendment, do not and will not (i) violate any material provision of federal, provincial, territorial, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the governing documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any material agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, the failure of which to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect

(c)          Governmental Consents.  The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than (i) registrations, consents, approvals, notices, or other actions that (A) have been obtained and that are still in force and effect or (B) are expressly contemplated as being obtained at a later date in accordance with the terms of the applicable Loan Document and (ii) filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Administrative Agent for filing or recordation, as of the Closing Date (or such later date as the Required Lenders may agree in their sole discretion).
(d)          Enforceability.  This Amendment and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, concurso mercantil, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
5.          Conditions to Effectiveness.  This Amendment shall become effective only upon satisfaction in full (or waiver by the Administrative Agent), in a manner satisfactory to the Administrative Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the "Third Amendment Effective Date"):
(a)          The Administrative Agent shall have received this Amendment, duly executed by the Loan Parties, the Administrative Agent and the Required Lenders.
(b)          The Administrative Agent shall have received an amendment to the ABL Credit Agreement, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by the Loan Parties, the ABL Administrative Agent and the "Required Lenders" under the ABL Credit Agreement.

(c)          The representations and warranties contained in this Amendment, in the Credit Agreement and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Third Amendment Effective Date as though made on and as of the Third Amendment Effective Date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respect on and as of such earlier date (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification)).
(d)          No Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.
(e)          The Administrative Agent and the Lenders, as applicable, shall have received payment of all fees, expenses and other amounts due and payable to them on or prior to the Third Amendment Effective Date, including any reimbursement or payment of all out-of-pocket expenses of the Administrative Agent, the Lenders and their respective Affiliates (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and the Lenders) required to be reimbursed or paid by the Borrower hereunder, or under any other Loan Document.
6.          Waiver.
(a)          The Administrative Agent and the Required Lenders hereby waive any Event of Default that has or would otherwise arise under (i) Section 8.1(d) of the Credit Agreement solely by reason of the Loan Parties failing to comply with Section 6.1 of the Credit Agreement with respect to the failure to maintain a Lease Adjusted Net Leverage Ratio of not greater than 12.00 to 1.00 for the Fiscal Quarter ended September 30, 2019, (ii) Section 8.1(f) of the Credit Agreement solely as a result of certain events of default that have occurred and are continuing under the ABL Credit Agreement as of the date hereof and (iii) Section 8.1(d) of the Credit Agreement solely by reason of the Loan Parties failing to deliver Control Account Agreements with respect to the Loan Parties' accounts maintained at Bank of America, N.A. and JPMorgan Chase Bank, N.A.; provided, that such Control Account Agreements are delivered to the Administrative Agent on or before November 22, 2019 (or such later date as agreed by the Administrative Agent in its sole discretion; it being understood and agreed that the failure to deliver such Control Account Agreements in accordance with this Section 6 shall constitute an Event of Default).
(b)          The waiver in this Section 6 shall be effective only in this specific instance and for the specific purpose set forth herein and does not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

7.          Updated Budget; Cash Flow Forecasts.
(a)          On or before January 15, 2020, the Borrower shall deliver to the Administrative Agent,  budgets, sales projections, and operating plans, in form and substance satisfactory to the Administrative Agent and prepared by the chief financial officer of the Borrower, on a month-by-month basis for the period commencing December 1, 2019 and ending on December 31, 2020, including a plan to obtain additional capital prior to February 29, 2020 (the "Updated Budget").
(b)          On Friday of each week during the period  commencing on November 22, 2019 and ending on February 29, 2020, the Borrower shall deliver an updated 13-week cash flow forecast in reasonable detail, prepared by the chief financial officer of the Borrower (together with an Excel file with the detail contained in such 13-week cash flow forecast), which forecast shall update the 13-week cash flow forecast from the prior week to add an additional week to the forecast and shall include a variance report reconciling the Borrower's actual performance for the week ended the preceding Friday with the Borrower's projected performance pursuant to the previously delivered 13-week cash flow forecast and the Updated Budget (if previously delivered to the Administrative Agent), including an analysis of dollar and percentage variances, on a line item basis and on a cumulative basis for collections and disbursements and a written explanation and detail for any variance of 10% or more with respect to the aggregate collections and aggregate disbursements line items.  Such report shall also include information regarding cash on hand, including a breakdown of cash balances in each deposit account maintained by the Loan Parties.
Notwithstanding the provisions set forth in Credit Agreement or the other Loan Documents to the contrary, the parties hereto agree that a breach of any requirement of this Section 7 shall constitute and immediate and automatic Event of Default under the Credit Agreement.
8.          Continued Effectiveness of the Credit Agreement and Other Loan Documents.  Each Loan Party hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that the Credit Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Third Amendment Effective Date all references in any such Loan Document to "the Credit Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Administrative Agent for the benefit of the Secured Parties, or to grant to the Administrative Agent for the benefit of the Secured Parties a security interest in or Lien on, any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Credit Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects.  This Agreement does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties' obligations to repay the Loans in accordance with the terms of Credit Agreement, or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect.  Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

9.          Release.  Each Loan Party hereby acknowledges and agrees that:  (a) neither it nor any of its Affiliates has any claim or cause of action against the Administrative Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) the Administrative Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to such Loan Party and its Affiliates under the Credit Agreement and the other Loan Documents.  Notwithstanding the foregoing, the Administrative Agent and the Lenders wish (and each Loan Party agrees) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Administrative Agent's and the Lenders' rights, interests, security and/or remedies under the Credit Agreement and the other Loan Documents.  Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge the Administrative Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Third Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Credit Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of the Administrative Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of each Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral on or prior to the Third Amendment Effective Date.
10.          Miscellaneous.
(a)          This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.
(b)          Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)          This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
(d)          Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Credit Agreement.  Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.
(e)          Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
(f)          The Borrower will pay on demand all reasonable and documented out-of-pocket fees, costs and expenses of the Administrative Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Credit Agreement, including, without limitation, reasonable fees, disbursements and other charges of counsel to the Administrative Agent and the Lenders in accordance with the Credit Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.
BORROWER:

CELADON GROUP, INC.

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

GUARANTORS:

CELADON E-COMMERCE, INC.

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

CELADON TRUCKING SERVICES, INC.

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

CELADON REALTY, LLC

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

TAYLOR EXPRESS, INC.

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

Third Amendment to Second
Amended and Restated Credit
Agreement

OSBORN TRANSPORTATION, INC.

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

CELADON LOGISTICS SERVICES, INC.

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

EAGLE LOGISTICS SERVICES INC.

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

BEE LINE, INC.

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

VORBAS, LLC

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

DISTRIBUTION, INC.

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

Third Amendment to Second
Amended and Restated Credit
Agreement

CELADON MEXICANA, S.A. DE C.V.

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

QUALITY COMPANIES LLC

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

QUALITY EQUIPMENT LEASING, LLC

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

QUALITY INSURANCE LLC

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

SERVICIOS DE TRANSPORTACIÓN JAGUAR, S.A. DE C.V.

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary
Third Amendment to Second
  Amended and Restated Credit
Agreement

SERVICIOS CORPORATIVOS JAGUAR, S.C.

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

JAGUAR LOGISTICS S.A. DE C.V.

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

LEASING SERVICIOS, S.A. DE C.V.

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

CELADON MEXICANA, S.A. DE C.V.

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

CELADON CANADIAN HOLDINGS, LIMITED

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

HYNDMAN TRANSPORT LIMITED

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

Third Amendment to Second
  Amended and Restated Credit
Agreement

ADMINISTRATIVE AGENT:

BLUE TORCH FINANCE, LLC

By:	Blue Torch Capital LP, its managing member

By:	/s/ Gary Manowitz
Name:	Gary Manowitz
Title:	Authorized Signor

Third Amendment to Second
  Amended and Restated Credit
Agreement

LENDERS:

BTC HOLDINGS FUND I, LLC

By:	Blue Torch Credit Opportunities Fund I LP, it sole member

By:	Blue Torch Credit Opportunities GP LLC, its general partner

By:	/s/ Gary Manowitz
Name:	Gary Manowitz
Title:	Authorized Signor

BTC HOLDINGS FUND I-B, LLC

By:	Blue Torch Credit Opportunities Fund I LP, its sole member

By:	Blue Torch Credit Opportunities GP LLC, its general partner

By:	/s/ Gary Manowitz
Name:	Gary Manowitz
Authorized Signor

BTC HOLDINGS SC FUND LLC

By:	Blue Torch Credit Opportunities SC Master Fund LP, its sole member

By:	Blue Torch Credit Opportunities SC GP LLC, its general partner

By:	/s/ Gary Manowitz
Name:	Gary Manowitz
Title:	Authorized Signor

Third Amendment to Second
  Amended and Restated Credit
Agreement

LUMINUS ENERGY PARTNERS MASTER FUND, LTD.

By:	/s/ Shawn R. Singh
Name:	Shawn R. Singh
Title:	General Counsel

Third Amendment to Second
  Amended and Restated Credit
Agreement

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